Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 20, 2008, relating to the consolidated financial statements of Viscount Systems, Inc., appearing in the Annual Report on Form 10-KSB for the year ended December 31, 2007.

"DAVIDSON & COMPANY LLP"

Vancouver, Canada	Chartered Accountants

March 20, 2008

1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC, Canada, V7Y 1G6
Telephone (604) 687-0947 Fax (604) 687-6172